January 21, 2014

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	usell.com, Inc.

File Reference No. 000-50494

We have read usell.com, Inc.’s statements included in Item 4.01 on Form 8-K. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Berman & Company, P.A.

551 NW 77th Street Suite 201   ●   Boca Raton, FL 33487

Phone: (561) 864-4444   ●   Fax: (561) 892-3715

www.bermancpas.com   ●   info@bermancpas.com

Registered with the PCAOB  ●  Member AICPA Center for Audit Quality

Member American Institute of Certified Public Accountants

Member Florida Institute of Certified Public Accountants